                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549



                                   FORM 8-K/A



                                 CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934



                                 MARCH 29, 1996
                                 --------------
                Date of Report (Date of earliest event reported)



                                   MECON, INC.
                                   -----------
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
                                    --------
                  (State or otherjurisdiction of incorporation)



            0-27048                                    94-2702-762
     -------------------------------------------------------------------------
     (Commission File No.)                (IRS Employer Identification number)



                           200 PORTER DRIVE, SUITE 100
                              SAN RAMON, CA  94583
                           ---------------------------
                     (Address of principal executive office)



                                  510-838-1700
                                  ------------
               (Registrant's telephone number including area code)

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  AUDITED FINANCIAL STATEMENTS OF MANAGED CARE INFORMATION SYSTEMS, INC.

     (i)    Report of KPMG Peat Marwick LLP

     (ii)   Balance Sheets as of December 31, 1995 and 1994

     (iii)  Statements of Operations for the years ended December 31, 1995 and
            1994

     (iv) Statements of Stockholders' Deficiency for the years ended December 31, 1995 and 1994

     (v)    Statements of Cash Flows for the years ended December 31, 1995 and
            1994

     (vi)   Notes to Financial Statements

(b)  UNAUDITED PRO FORMA COMBINING FINANCIAL STATEMENTS OF MECON, INC.

     (i)    Unaudited Pro Forma Combining Balance Sheet as of December 31, 1995

     (ii) Unaudited Pro Forma Combining Statements of Operations for the nine months ended December 31, 1995 and the years ended March 31, 1995 and March 31, 1994

(c)  EXHIBITS

     None

                         MANAGED CARE INFORMATION
                         SYSTEMS, INC.
                         Financial Statements
                         December 31, 1995 and 1994
                         (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Managed Care Information Systems, Inc.:


We have audited the accompanying balance sheets of Managed Care Information Systems, Inc. as of December 31, 1995 and 1994 and the related statements of operations, stockholders' deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

On March 29, 1996, the Company was acquired by MECON, Inc. (see note 10).

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Managed Care Information Systems, Inc. as of December 31, 1995 and 1994 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




                                                       KPMG Peat Marwick LLP


Los Angeles, California
March 29, 1996

                     MANAGED CARE INFORMATION SYSTEMS, INC.

                                 Balance Sheets

                           December 31, 1995 and 1994

                       ASSETS                             1995          1994
                                                       ----------    ----------
Current assets:
   Cash                                               $   113,328       224,841
   Trade accounts receivable, net                         373,672       385,364
   Due from officers                                        5,000        12,889
                                                       ----------    ----------

         Total current assets                             492,000       623,094

Property and equipment, net                                52,926        79,620

Other assets                                                4,480         4,480
                                                       ----------    ----------

                                                      $   549,406       707,194
                                                       ----------    ----------
                                                       ----------    ----------

         LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
   Notes payable                                      $ 1,935,609     1,935,609
   Note payable to officer                                 10,000            --
   Accounts payable and accrued expenses                  168,355        49,357
   Interest payable                                       460,926       208,287
   Deferred revenue                                     1,186,476       647,359
                                                       ----------    ----------

         Total current liabilities                      3,761,366     2,840,612
                                                       ----------    ----------

Stockholders' deficiency:
   Common stock, at stated value.  Authorized
     12,000 shares; issued and outstanding
     9,975 and 9,450 shares, respectively                 158,570        68,540
   Accumulated deficit                                 (3,370,530)   (2,201,958)
                                                       ----------    ----------

         Net stockholders' deficiency                  (3,211,960)   (2,133,418)

Commitments and contingencies
                                                       ----------    ----------

                                                      $   549,406       707,194
                                                       ----------    ----------
                                                       ----------    ----------


See accompanying notes to financial statements.

                     MANAGED CARE INFORMATION SYSTEMS, INC.

                            Statements of Operations

                     Years ended December 31, 1995 and 1994



                                                          1995          1994
                                                       ----------    ----------
Net revenues                                          $ 1,313,317     1,008,758

Cost of revenues                                          422,881       454,294
                                                       ----------    ----------

         Gross profit                                     890,436       554,464

Operating expenses:
   Selling, general and administrative                  1,063,665       921,296
   Research and development                               657,815       673,205
                                                       ----------    ----------

         Loss from operations                            (831,044)   (1,040,037)
                                                       ----------    ----------

Other income (expense):
   Interest expense, net                                 (340,206)     (282,443)
   Other income, net                                        3,478         8,618
                                                       ----------    ----------

         Total other expense                             (336,728)     (273,825)
                                                       ----------    ----------

         Loss before income taxes                      (1,167,772)   (1,313,862)

Income tax expense                                            800           800
                                                       ----------    ----------

         Net loss                                     $(1,168,572)   (1,314,662)
                                                       ----------    ----------
                                                       ----------    ----------

See accompanying notes to financial statements.

                     MANAGED CARE INFORMATION SYSTEMS, INC.

                     Statements of Stockholders' Deficiency

                     Years ended December 31, 1995 and 1994


                                        COMMON STOCK                               NET
                                 ---------------------------   ACCUMULATED    STOCKHOLDERS'
                                    SHARES         AMOUNT        DEFICIT       DEFICIENCY
                                 ------------   ------------   ------------   ------------

Balance at December 31, 1993            9,100  $      18,200       (887,296)      (869,096)

Issuances of common stock                 350         29,220              -         29,220

Compensatory stock option grant             -         21,120              -         21,120

Net loss                                    -              -     (1,314,662)    (1,314,662)
                                 ------------   ------------   ------------   ------------

Balance at December 31, 1994            9,450         68,540     (2,201,958)    (2,133,418)

Issuances of common stock                 525         54,495              -         54,495

Compensatory stock option grant             -         35,535              -         35,535

Net loss                                    -              -     (1,168,572)    (1,168,572)
                                 ------------   ------------   ------------   ------------

Balance at December 31, 1995            9,975  $     158,570     (3,370,530)    (3,211,960)
                                 ------------   ------------   ------------   ------------
                                 ------------   ------------   ------------   ------------


See accompanying notes to financial statements.

                     MANAGED CARE INFORMATION SYSTEMS, INC.
                            Statements of Cash Flows
                     Years ended December 31, 1995 and 1994


                                                          1995          1994
                                                       ----------    ----------
Cash flows from operating activities:
   Net loss                                           $(1,168,572)   (1,314,662)
                                                       ----------    ----------
   Adjustments to reconcile net loss to net cash
     used in operating activities:
       Depreciation                                        58,093        70,123
       Compensation expense related to issuances
         of common stock and stock option grants           90,030        50,340
       Changes in assets and liabilities:
         Trade accounts receivable                         11,692      (402,157)
         Due from officers                                  7,889         5,867
         Other assets                                          --         1,739
         Accounts payable and accrued expenses            118,998       (57,330)
         Interest payable                                 252,639       208,287
         Deferred revenue                                 539,117       506,839
                                                       ----------    ----------

               Total adjustments                        1,078,458       383,708
                                                       ----------    ----------

               Net cash used in operating activities      (90,114)     (930,954)
                                                       ----------    ----------

Cash flows from investing activities - purchase of
  property and equipment                                  (31,399)      (81,845)
                                                       ----------    ----------

Cash flows from financing activities:
   Borrowings on notes payable                                 --     1,235,609
   Borrowings (repayments) on note payable to officer      10,000       (30,000)
                                                       ----------    ----------

               Net cash provided by financing
                 activities                                10,000     1,205,609
                                                       ----------    ----------

               Net increase (decrease) in cash           (111,513)      192,810



Cash at beginning of year                                 224,841        32,031
                                                       ----------    ----------

Cash at end of year                                   $   113,328       224,841
                                                       ----------    ----------
                                                       ----------    ----------

Supplemental disclosures of cash flow
  information - cash paid for income taxes            $       800           800
                                                       ----------    ----------
                                                       ----------    ----------

See accompanying notes to financial statements.

                     MANAGED CARE INFORMATION SYSTEMS, INC.

                          Notes to Financial Statements

                           December 31, 1995 and 1994

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF BUSINESS

     Managed Care Information Systems, Inc. (the Company) is a developer and supplier of personal computer-based health care executive information systems. Revenues are generated from one system, "Action.Point," which is sold to hospitals throughout the United States.

     REVENUE RECOGNITION

     Although the Company's software is installed by the customer, the Company provides customer service support during the installation as well as technical training to customer personnel during the initial period subsequent to installation. Revenue is recognized upon completion of the training period and final customer acceptance, whereupon no further material obligations exist.

     The Company provides software maintenance contracts, whereby customers are entitled to software upgrades and telephone support throughout the contract term, generally 12 months. Revenues related to maintenance contracts are deferred and recognized ratably over the contract term.

     RESEARCH AND DEVELOPMENT COSTS

     Research and developments costs are charged to expense as incurred.

     ALLOWANCE FOR DOUBTFUL ACCOUNTS AND SALES RETURNS

     Trade accounts receivable result principally from the sale of the Company's software and services to customers. The allowance for doubtful accounts and sales returns is established based upon historical experience and management estimates. The allowance for doubtful accounts and sales returns aggregated $134,466 and $60,230 at December 31, 1995 and 1994, respectively.

     DEPRECIATION

     Depreciation of property and equipment is calculated using the straight-line method over estimated useful lives ranging from 3 to 5 years.

     LONG-LIVED ASSETS

     In March 1995, Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (Statement No. 121), was issued. This statement provides guidelines for recognition of impairment losses related to long-term assets and is effective for fiscal years beginning after December 15, 1995. Company management does not believe that the adoption of this new standard will have a material effect on the Company's financial statements.

                     MANAGED CARE INFORMATION SYSTEMS, INC.

     ACCOUNTING FOR STOCK OPTIONS

     In October 1995, Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (Statement No. 123), was issued. This statement encourages, but does not require, a fair-value-based method of accounting for employee stock options and is effective for fiscal years beginning after December 15, 1995. While the Company is still evaluating Statement No. 123, it currently expects to elect to continue to measure compensation costs under APB Opinion No. 25, "Accounting for Stock Issued to Employees," and to comply with the pro forma disclosure requirements of Statement No. 123. If the Company makes this election, Statement No. 123 will have no impact on the Company's financial statements.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. It is assumed that the carrying amounts of cash and cash equivalents, trade accounts receivable, due from officer, other assets, notes payable, note payable to officer, accounts payable and accrued expenses, interest payable, and deferred revenue approximate fair value because of their short maturity.

     USE OF ESTIMATES

     The Company's management has made a number of estimates and assumptions relating to the reporting of assets and liabilities, revenues and expenses, and contingent assets and liabilities with generally accepted accounting principles. Actual results could differ from these estimates.

(2)  PROPERTY AND EQUIPMENT

     Property and equipment, at cost, consists of the following:

                                                      DECEMBER 31
                                               -------------------------
                                                  1995           1994
                                               ----------     ----------
          Furniture and fixtures             $     21,010         17,754
          Machinery and equipment                 230,659        202,516
                                               ----------     ----------
                                                  251,669        220,270
          Less accumulated depreciation          (198,743)      (140,650)
                                               ----------     ----------
                                             $     52,926         79,620
                                               ----------     ----------
                                               ----------     ----------

                     MANAGED CARE INFORMATION SYSTEMS, INC.

(3)  NOTES PAYABLE

     The Company has a $2 million line of credit with a third party which is secured by equipment and is personally guaranteed by certain officers of the Company.

     The line of credit provides for borrowings in the form of individual notes bearing interest at rates ranging from 9.15% to 12.45%. The Company had outstanding borrowings totaling $1,935,609 at both December 31, 1995 and 1994. Interest and principal payments are due monthly according to note repayment schedules.

     During the year ended December 31, 1994, the Company discontinued payments on the line of credit. As a result, the Company was in default of the line of credit at December 31, 1995 and 1994. The agreement calls for a 2% penalty fee upon default to be accrued monthly. The Company has accrued for all interest and penalties due totaling $460,926 and $208,287 at December 31, 1995 and 1994, respectively.

     As discussed at note 10, the facility was paid in full subsequent to year-end in conjunction with the acquisition by MECON, Inc., releasing the Company from any further liability.

(4)  RELATED PARTY TRANSACTIONS

     At December 31, 1995, the Company had an unsecured note payable to officer totaling $10,000. The note bears interest at 10.25% compounded daily. The principal and accrued interest are due June 1996.

     As discussed at note 10, the note was paid in full subsequent to year-end in conjunction with the acquisition of the Company by MECON, Inc., releasing the Company from any further liability.

     Additionally, at December 31, 1995 and 1994, the Company had unsecured notes receivable due from officers totaling $5,000 and $12,889, respectively. One note became due and was paid in fiscal year 1995. The remaining note is due October 1996. Both notes are non-interest bearing. Imputed interest related to these notes is immaterial.

(5)  COMMON STOCK

     During the year ended December 31, 1994, the Company issued 350 shares of common stock for services with an estimated fair value of $29,220. During the year ended December 31, 1995, the Company issued 525 shares of common stock for services with an estimated fair value of $54,495. The Company's determination of the fair value of such stock was based in part on an independent appraisal of the common stock as of January 1, 1994, October 1, 1994 and May 15, 1995.

                     MANAGED CARE INFORMATION SYSTEMS, INC.

(6)  STOCK OPTIONS

     Stock options are granted at the discretion of the Board of Directors. These options have an exercise price ranging from $30.50 to $42 per share, vest ratably over approximately two years and are exercisable over a period of 10 years. The Plan provides for full vesting of all options in the event of a merger or acquisition. Due to the acquisition by MECON, Inc. (note 10), all options were vested on March 29, 1996. Options granted by the Company during the years ended December 31, 1995 and 1994 totaled 575 and 400, respectively. Shares of common stock are reserved for issuance as options are granted. Accordingly, at December 31, 1995, 975 shares of authorized common stock have been reserved for issuance. As of December 31, 1995, no options had been exercised or canceled. The Company recorded compensation expense of $35,535 and $21,120 for the years ended December 31, 1995 and 1994, respectively, for the difference between the grant price and the deemed fair market value. The Company's determination of the fair market value of its common stock was based in part on an independent appraisal of such stock as of the grant date.

(7)  INCOME TAXES

     The Company was incorporated in the state of California in April 1992 as a C Corporation, but effective January 1, 1993, the Company elected to file its Federal income tax returns under the S Corporation provisions of the Internal Revenue Code and was granted S Corporation status for California state tax purposes. In accordance with the Federal provisions, corporate earnings flow through and are taxed solely at the stockholder level. Under the provisions of the California franchise tax law, S Corporation earnings are assessed a 1.5% surtax at the corporate level for each of the years ended December 31, 1995 and 1994 and flow through to the stockholder to be taxed at the individual level. Accordingly, income tax expense was $800 for each of the years ended December 31, 1995 and 1994, representing the minimum California franchise tax.

     Presentation of the pro forma effect of income taxes assuming C Corporation status is not considered meaningful due to the pretax losses incurred by the Company during the years ended December 31, 1995 and 1994.

                     MANAGED CARE INFORMATION SYSTEMS, INC.

(8)  COMMITMENTS AND CONTINGENCIES

     The Company leases equipment under noncancelable leases expiring on various dates through 2000. Rental expense for each of the years ended
     December 31, 1995 and 1994 aggregated approximately $50,000. Future minimum rental commitments under noncancelable operating leases are as follows:


                         Year ending December 31:
                              1996                     $    51,000
                              1997                          53,000
                              1998                          57,000
                              1999                          57,000
                                                        ----------
                                                       $   218,000
                                                        ----------
                                                        ----------

(9)  LIQUIDITY AND CAPITAL RESOURCES

     The accompanying financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

     As shown in the accompanying financial statements, the Company has incurred recurring losses, has working capital and accumulated deficits of $3,269,366 and 3,370,530, respectively, and was in default on its notes payable to a third party at December 31, 1995. Subsequent to December 31, 1995, the Company was acquired by MECON, Inc., whereupon MECON, Inc. settled the outstanding notes payable, including related interest
     (note 10). The Company believes that cash flows from operations and continued funding from MECON, Inc. will provide sufficient cash flows to meet its obligations for the foreseeable future.

(10) SUBSEQUENT EVENTS

     On March 29, 1996, the Company was acquired by MECON, Inc., whereby MECON, Inc. obtained all of the outstanding common stock of Managed Care Information Systems, Inc. and settled the outstanding notes payable, including related interest.

                                   MECON, INC.
               UNAUDITED PRO FORMA COMBINING FINANCIAL INFORMATION


The following Unaudited Pro Forma Combining Balance Sheet as of December 31, 1995 and Statements of Operations for the nine months ended December 31, 1995 and the years ended March 31, 1995 and 1994 have been prepared as if the acquisition of Managed Care Information Systems, Inc. ("MCIS") had occurred on April 1, 1993 and have been adjusted to reflect the effect of the pro forma adjustments described in the accompanying notes. The acquisition of MCIS has been reflected as a pooling-of-interests transaction in accordance with Accounting Principles Board Opinion No. 16. The following Unaudited Pro Forma Combining Financial Information is not necessarily indicative of the consolidated financial position or results of operations as they may be in the future or as they might have been had the acquisition been effected as of the assumed date. The Unaudited Pro Forma Combining Financial Information should be read in conjunction with the separate historical financial statements and notes thereto of MECON, Inc. and MCIS.

                                   MECON, INC.
                   UNAUDITED PRO FORMA COMBINING BALANCE SHEET
                                DECEMBER 31, 1995
                                 (in thousands)


                                                              MECON                MCIS            ADJUSTMENTS            TOTAL
                                                           -----------         -----------         -----------         -----------

                   Assets
Current assets:
  Cash and cash equivalents                                 $   18,136         $       113         $         -         $    18,249
  Short term investments                                         2,650                   -                   -               2,650
  Accounts receivable, net                                       2,370                 374                   -               2,744
  Unbilled accounts receivable                                     607                   -                   -                 607
  Related party receivable                                          13                   -                   -                  13
  Prepaid expenses                                                 166                   -                   -                 166
  Other current assets                                              85                   5                   -                  90
                                                           -----------         -----------         -----------         -----------

     Total current assets                                       24,027                 492                   -              24,519

Property and equipment, net                                        806                  53                   -                 859
Software development costs, net                                    720                   -                   -                 720
Related party receivable                                            12                   -                   -                  12
Other assets                                                        36                   4                   -                  40
                                                           -----------         -----------         -----------         -----------

     Total assets                                          $    25,601         $       549         $         -         $    26,150
                                                           -----------         -----------         -----------         -----------
                                                           -----------         -----------         -----------         -----------

Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
  Accounts payable                                         $       662         $       168         $         -         $       830
  Accrued salaries and benefits                                    509                   -                   -                 509
  Note payable                                                       -               1,936                   -               1,936
  Interest payable                                                   -                 461                   -                 461
  Deferred revenue                                                 891               1,186                   -               2,077
  Other accrued liabilities                                        222                  10                   -                 232
                                                           -----------         -----------         -----------         -----------

     Total current liabilities                                   2,284               3,761                   -               6,045

Deferred rent, less current portion                                 30                   -                   -                  30
                                                           -----------         -----------         -----------         -----------

     Total liabilities                                           2,314               3,761                   -               6,075

  Stockholders' equity (deficit):
  Preferred stock                                                    -                   -                   -                   -
  Common stock                                                       6                 159                (159) (a)              6
  Additional paid in capital                                    24,381                   -                 159  (a)         24,540
  Stockholders' note receivable                                    (22)                  -                   -                 (22)
  Accumulated deficit                                           (1,078)             (3,371)                  -              (4,449)
                                                           -----------         -----------         -----------         -----------

     Total stockholders' equity (deficit)                       23,287              (3,212)                  -              20,075
                                                           -----------         -----------         -----------         -----------

     Total liabilities and stockholders' equity (deficit)  $    25,601         $       549                   -         $    26,150
                                                           -----------         -----------         -----------         -----------
                                                           -----------         -----------         -----------         -----------


                                   MECON, INC.
                                     NOTE TO
                   UNAUDITED PRO FORMA COMBINING BALANCE SHEET
                                DECEMBER 31, 1995


Note 1    Details of Pro Forma Adjustments

          (a) Reclassification of stockholders' equity (deficit) to give effect to the pooling transaction.

                                   MECON, INC.
              UNAUDITED PRO FORMA COMBINING STATEMENT OF OPERATIONS
                   FOR THE NINE MONTHS ENDED DECEMBER 31, 1995
                      (in thousands, except per share data)


                                                              MECON                MCIS            ADJUSTMENTS            TOTAL
                                                           -----------         -----------         -----------         -----------

Net revenue                                                $     7,550         $     1,067             $     -         $     8,617

Cost of revenue                                                  3,182                 317                   -               3,499
                                                           -----------         -----------         -----------         -----------

      Gross profit                                               4,368                 750                   -               5,118
                                                           -----------         -----------         -----------         -----------

Operating costs:
   Research and development                                        994                 487                   -               1,481
   Selling, general and administrative                           3,398                 827                   -               4,225
                                                           -----------         -----------         -----------         -----------

      Total operating costs                                      4,392               1,314                   -               5,706
                                                           -----------         -----------         -----------         -----------

Operating loss                                                     (24)               (564)                  -                (588)

Interest expense                                                   (33)               (202)                  -                (235)
Interest and other income, net                                      75                   3                   -                  78
                                                           -----------         -----------         -----------         -----------

Income (loss) before income taxes                                   18                (763)                  -                (745)

Provision for income taxes                                         (65)                  -                                     (65)
                                                           -----------         -----------         -----------         -----------

Net loss                                                   $       (47)        $      (763)        $         -         $      (810)
                                                           -----------         -----------         -----------         -----------
                                                           -----------         -----------         -----------         -----------

Accretion of redeemable preferred stock                           (109)                  -                   -                (109)
                                                           -----------         -----------         -----------         -----------

Net loss attributable to common stockholders               $      (156)        $      (763)        $         -         $      (919)
                                                           -----------         -----------         -----------         -----------
                                                           -----------         -----------         -----------         -----------


Net loss per share                                         $     (0.04)                                                $     (0.21)
                                                           -----------                                                 -----------
                                                           -----------                                                 -----------

Shares used in computing per share data                          4,093                                                       4,431
                                                           -----------                                                 -----------
                                                           -----------                                                 -----------

                                   MECON, INC.
              UNAUDITED PRO FORMA COMBINING STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED MARCH 31, 1995
                      (in thousands, except per share data)


                                                              MECON                MCIS            ADJUSTMENTS            TOTAL
                                                           -----------         -----------         -----------         -----------

Net revenue                                                $     7,842         $     1,009         $         -         $     8,851

Cost of revenue                                                  3,673                 454                   -               4,127
                                                           -----------         -----------         -----------         -----------

      Gross profit                                               4,169                 555                   -               4,724
                                                           -----------         -----------         -----------         -----------

Operating costs:
   Research and development                                        958                 673                   -               1,631
   Selling, general and administrative                           3,303                 921                   -               4,224
                                                           -----------         -----------         -----------         -----------

      Total operating costs                                      4,261               1,594                   -               5,855
                                                           -----------         -----------         -----------         -----------

Operating loss                                                     (92)             (1,039)                  -              (1,131)

Interest expense                                                    (7)               (282)                  -                (289)
Interest and other income, net                                      17                   9                   -                  26
                                                           -----------         -----------         -----------         -----------

Loss before income taxes                                           (82)             (1,312)                  -              (1,394)

Income tax benefit (expense)                                        29                  (1)                  -                  28
                                                           -----------         -----------         -----------         -----------

Net loss                                                   $       (53)        $    (1,313)        $         -         $    (1,366)
                                                           -----------         -----------         -----------         -----------
                                                           -----------         -----------         -----------         -----------

Accretion of redeemable preferred stock                           (173)                  -                   -                (173)
                                                           -----------         -----------         -----------         -----------

Loss attributable to common stockholders                   $      (226)        $    (1,313)        $         -         $    (1,539)
                                                           -----------         -----------         -----------         -----------
                                                           -----------         -----------         -----------         -----------

Net loss per share                                         $     (0.06)                                                $     (0.35)
                                                           -----------                                                 -----------
                                                           -----------                                                 -----------

Shares used in computing per share data                          4,096                                                       4,434
                                                           -----------                                                 -----------
                                                           -----------                                                 -----------

                                MECON, INC.
           UNAUDITED PRO FORMA COMBINING STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED MARCH 31, 1994
                   (in thousands, except per share data)


                                                              MECON                MCIS            ADJUSTMENTS            TOTAL
                                                           -----------         -----------         -----------         -----------

Net revenue                                                $     4,593           $     479             $     -         $     5,072

Cost of revenue                                                  2,497                 144                   -               2,641
                                                           -----------         -----------         -----------         -----------

      Gross profit                                               2,096                 335                   -               2,431
                                                           -----------         -----------         -----------         -----------

Operating costs:
   Research and development                                        405                 277                   -                 682
   Selling, general and administrative                           1,656                 778                   -               2,434
                                                           -----------         -----------         -----------         -----------

      Total operating costs                                      2,061               1,055                   -               3,116
                                                           -----------         -----------         -----------         -----------

Operating income (loss)                                             35                (720)                  -                (685)

Interest expense                                                    (7)                 (7)                  -                 (14)
Interest and other income, net                                      43                   9                   -                  52
Loss on investment                                                (180)                  -                   -                (180)
                                                           -----------         -----------         -----------         -----------

Loss before income taxes                                          (109)               (718)                  -                (827)

Provision for income taxes                                         (47)                 (1)                  -                 (48)
                                                           -----------         -----------         -----------         -----------

Loss before cumulative effect of accounting change                (156)               (719)                  -                (875)

Cumulative effect of change in accounting for income taxes          (7)                  -                   -                  (7)
                                                           -----------         -----------         -----------         -----------

Net loss                                                   $      (163)        $      (719)        $         -         $      (882)
                                                           -----------         -----------         -----------         -----------
                                                           -----------         -----------         -----------         -----------

Accretion of redeemable preferred stock                           (110)                  -                   -                (110)
                                                           -----------         -----------         -----------         -----------

Loss attributable to common stockholders                   $      (273)        $      (719)        $         -         $      (992)
                                                           -----------         -----------         -----------         -----------
                                                           -----------         -----------         -----------         -----------

Net loss per share                                         $     (0.07)                                                $     (0.24)
                                                           -----------                                                 -----------
                                                           -----------                                                 -----------

Shares used in computing per share data                          3,875                                                       4,213
                                                           -----------                                                 -----------
                                                           -----------                                                 -----------

                                   MECON, INC.
                                     NOTE TO
             UNAUDITED PRO FORMA COMBINING STATEMENTS OF OPERATIONS
                                DECEMBER 31, 1995


Note 1    Basis of Combination

          The unaudited combining statements of operation for the years ended March 31, 1995 and 1994 includes the statements of operations for Managed Care Information Systems, Inc. for the years ended December 31, 1994 and December 31, 1993, respectively.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MECON, Inc.


Dated:  June 11, 1996                   By:   /s/ David J. Allinson
                                             ---------------------------
                                             David J. Allinson
                                             Chief Financial Officer